                                                                               .
                                                                               .
                                                                               .

                                   EXHIBIT 21

                        FLEETBOSTON FINANCIAL CORPORATION
                         SUBSIDIARIES OF THE CORPORATION

               SUBSIDIARY                               JURISDICTION OF INCORPORATION
               ----------                               -----------------------------
Fleet National Bank                                             United States
  Fleet Bank (RI), National Association                         United States
    Fleet Credit Card Holdings, Inc.                            Delaware
  Fleet Holding Corp.                                           Rhode Island
    Fleet Capital Corporation                                   Rhode Island
      Fleet Leasing Partners I, L.P.                            Rhode Island
        Fleet Business Credit, LLC                              Delaware
  Boston World Holding Corporation                              Massachusetts
    Boston Overseas Financial Corporation S.A.                  Argentina
  Columbia Management Group, Inc.                               Delaware
Fleet Growth Resources, Inc.                                    Rhode Island
Quick & Reilly/Fleet Securities, Inc.                           Delaware
BancBoston Investments Inc.                                     Massachusetts
  BancBoston Capital, Inc.                                      Massachusetts